UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2017

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

100 Lakeside Drive, Suite 100, Horsham, PA 19044

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously reported on Forms 8-K filed on November 22, 2016, January 25, 2017, March 21, 2017 and May 19, 2017, PhotoMedex, Inc. (NASDAQCM and TASE, (the “Company”) received written notification (the “Notice”) on November 18, 2016 from Nasdaq that the Company’s stockholder equity reported on its Form 10-Q for the period ended September 30, 2016 had fallen below the minimum requirement of $2.5 million, and that the Company was, therefore, not in compliance with the requirements for continued listing on the Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(b)(1) (the “Continued Listing Rule”). In the Notice, Nasdaq granted the Company a period of 45 calendar days, or until January 2, 2017, to submit a plan to regain compliance with the Continued Listing Rule, and that plan was filed with Nasdaq on January 10, 2017 under a one-week extension due to the holiday period. As a result of that filing, Nasdaq granted the Company an extension of time to comply with the Continued Listing Rule until March 10, 2017.

On March 15, 2017, in a letter from Nasdaq to the Company (the “Nasdaq March 15th Letter”), Nasdaq granted the Company a further extension until May 17, 2017, to comply with the Continued Listing Rule, subject to (i) the Company having signed a definitive asset contribution agreement (the “Contribution Agreement”) with First Capital Real Estate Trust Incorporated on or before March 31, 2017, which it did (i.e. the Contribution Agreement), and (ii) the Company having closed the transaction contemplated by such definitive agreement on or before May 17, 2017. As a result of the Company’s acquisition of certain assets under the Contribution Agreement in an initial closing on May 17, 2017 (the “Initial Closing”), the Company, as of May 17, 2017, complied with the requirements of the Nasdaq March 15th Letter and, as of that date, was in compliance with the Continued Listing Rule, including the requirement to maintain shareholder equity of at least $2.5 million.

On May 22, 2017, the Company received an additional letter from Nasdaq, notifying the Company that, while it was now in compliance with the Continued Listing Rule, it was not in compliance with Listing Rule 5110(a) because it failed to submit an initial listing application to receive approval to list the post-transaction entities, prior to the Initial Closing. Because of this failure, Nasdaq has determined to delist the Company’s securities from listing and registration on The Nasdaq Stock Market.

Under Nasdaq rules, the Company may appeal Nasdaq’s delisting determination and request a hearing, prior to 4 p.m. Eastern Time on May 30, 2017 (the “Appeal Deadline”). If the Company does not file an appeal by the Appeal Deadline, the Company’s securities will be suspended at the opening of business on June 1, 2017, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company intends to file an appeal and request a hearing prior to the Appeal Deadline, which will stay the delisting until after the appeal is heard. The Company expects that this matter will be resolved and that its common stock will continue to be listed on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: May 26, 2017	By:	/s/ Suneet Singal
Suneet Singal
Chief Executive Officer